UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2019

Dana Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-1063	26-1531856
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3939 Technology Drive, Maumee, Ohio 43537

(Address of principal executive offices) (Zip Code)

(419) 887-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

This Current Report on Form 8-K is being filed in connection with the consummation by Dana Incorporated (“Dana”) of the previously announced acquisition (the “Acquisition”) of the Drive Systems business of OC Oerlikon Corporation AG, Pfäffikon (“OC Oerlikon”) on February 28, 2019. Pursuant to the terms of the Share and Loan Purchase Agreement (the “Purchase Agreement”), between Dana International Luxembourg S.à r.l., an indirect subsidiary of Dana, and OC Oerlikon, Dana purchased (i) 100% of the shares of GrazianoFairfield AG (the “Target”) and (ii) certain intercompany loans among OC Oerlikon, the Target and their affiliates (the “Intercompany Loans”) and assumed certain short term financing facilities (the “Short Term Financing Facilities Debt”). In connection with the Acquisition, Dana paid approximately CHF 620 million in cash for the Target and the Intercompany Loans and the assumption of the Short Term Financing Facilities Debt.

Item 1.01	Entry into a Material Definitive Agreement.

On February 28, 2019, Dana entered into Amendment No. 2 to Credit and Guaranty Agreement (the “Second Amendment”), among Dana, as borrower, certain domestic subsidiaries of Dana party thereto (the “Guarantors”), the lenders party thereto and Citibank, N.A., as administrative agent and collateral agent (in such capacities, the “Agent”). The Second Amendment amends the Revolving Credit and Guaranty Agreement, dated as of June 9, 2016 (as amended pursuant to Amendment No. 1 to Revolving Credit and Guaranty Agreement, dated as of August 17, 2017, and the Second Amendment, the “Credit Agreement”), among Dana, as borrower, the Guarantors from time to time party thereto, the lenders from time to time party thereto and the Agent.

The Second Amendment increases availability under the Credit Agreement from an aggregate committed amount of $875.0 million to an aggregate committed amount of $1,700.0 million by: (i) adding a new term loan B tranche in the amount of $450.0 million (the “Term B Facility”), (ii) increasing the existing term loan A tranche by $225.0 million to an aggregate amount of $500.0 million (the “Term A Facility”) and (iii) increasing the existing revolving facility by $150.0 million to an aggregate amount of $750.0 million (the “Revolving Facility” and, together with the Term B Facility and the Term A Facility, the “Facilities”).

The proceeds of the Term B Facility and the proceeds of the incremental Term A Facility were utilized to finance the Acquisition and to pay related fees and expenses. The proceeds of the Revolving Facility may be used to provide financing for working capital, capital expenditures and other general corporate purposes of Dana and its subsidiaries.

The Revolving Facility and Term A Facility each mature in August 2022. The Term B Facility has a seven-year term and matures in February 2026. Under the Second Amendment, the Term A Facility amortizes in equal quarterly amounts of approximately $7.9 million on the last day of each fiscal quarter, commencing on March 31, 2019, and the Term B Facility amortizes in equal quarterly amounts of 0.25% of the initial aggregate principal amount of the Term B Facility on the last day of each fiscal quarter, commencing on June 30, 2019. Availability under the Revolving Facility is reduced for outstanding credit advances and letter of credit issuances. Commencing with the fiscal year ending December 31, 2019, the Term B Facility is subject to an annual excess cash flow sweep of 50%, stepping down to 0% based on Dana’s first lien net leverage ratio, of any Excess Cash Flow (as defined in the Credit Agreement) greater than $10.0 million.

The Facilities are guaranteed by the Guarantors, which consist of all of Dana’s restricted wholly owned domestic subsidiaries, subject to certain exceptions. The Facilities are secured on a first-priority lien basis on substantially all of the assets of Dana and the Guarantors, subject to certain exceptions.

The Term B Facility bears interest at LIBOR plus 2.25% per annum, and the Term A Facility and the Revolving Facility continue to bear interest at LIBOR plus an applicable margin ranging between 1.50% and 2.00% per annum based on Dana’s total net leverage ratio. In addition, Dana is required to continue to pay a commitment fee to the lenders in respect of the unutilized commitments at a rate between 0.25% and 0.50% per annum that is determined by reference to Dana’s total net leverage ratio.

The lenders have the ability, subject to certain cure rights of Dana, to accelerate loan payment dates and charge default interest rates for certain breaches by Dana and the Guarantors of their covenants and other obligations under the Facilities.

The Facilities do not have any financial maintenance covenants, other than a first lien net leverage ratio not to exceed 2.00 to 1.00, which is tested on the last day of each fiscal quarter and applicable to the Term A Facility and the Revolving Facility.

The description above is a summary of the Second Amendment and is qualified in its entirety by the complete text, including the exhibits, of the Second Amendment itself, which is attached to this report as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above, under Item 1.01, is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On March 1, 2019, Dana issued a news release announcing the consummation of the Acquisition, a copy of which is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

The information under Item 7.01 of this report (including Exhibit 99.1 hereto) is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section, and is not deemed incorporated by reference in any filing under the Securities Act, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being filed and furnished with this report.

Exhibit No.	Description

10.1	Amendment No. 2 to Credit and Guaranty Agreement, dated as of February 28, 2019, among Dana Incorporated, as borrower, the guarantors party thereto, the lenders party thereto and Citibank, N.A, as administrative agent and collateral agent.

99.1	Dana Incorporated News Release dated March 1, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANA INCORPORATED

Date: March 1, 2019	By:	/s/ Douglas H. Liedberg
Name: Douglas H. Liedberg
	Title:	Senior Vice President, General Counsel & Secretary